Exhibit 3.1
                   FOURTH AMENDED AND RESTATED
                  CERTIFICATE OF INCORPORATION
                               OF
             ATLANTIC COAST AIRLINES HOLDINGS, INC.

     The undersigned, for the purpose of amending and restating the Amended and Restated Certificate of Incorporation of Atlantic
Coast Airlines Holdings, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     1.   (a) The present name of the Corporation is Atlantic
Coast Airlines Holdings, Inc.

          (b) The name under which the corporation was originally incorporated is Atlantic Coast Airlines, Inc., and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is June 14, 1991.

     2. The third Amended and Restated Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on May 8, 1998, is hereby amended by striking out Article IV thereof and by substituting in lieu thereof new Article IV which is set forth in the Fourth Amended and Restated Certificate of Incorporation hereinafter provided for.

     3. The provisions of the Certificate of Incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Fourth Amended and Restated Certificate of Incorporation of Atlantic Coast Airlines Holdings, Inc. without any further amendment other than the amendment herein certified and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

     4. The amendment and the restatement of the Certificate of Incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware.

     5. The Certificate of Incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Fourth Amended and Restated Certificate of Incorporation, read as follows:

                            ARTICLE I

     The name of the Corporation (the "Corporation") is Atlantic
Coast Airlines Holdings, Inc.

                           ARTICLE II

     The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.

                           ARTICLE III

     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                           ARTICLE IV

     1. The total number of shares which the Corporation shall have the authority to issue is 141,000,000 shares, which shall consist of (i) 130,000,000 shares of Common Stock ("Common"), par value $.02 per share, (ii) 6,000,000 shares of Class A Non-Voting Common Stock, par value $.02 per share ("Class A Non-Voting Common" and, together with the Common, the "Common Stock"); and
(iii) 5,000,000 shares of preferred stock, par value $.02 per share ("Preferred Stock").

     2. Except as otherwise provided in this Article IV or as otherwise required by applicable law, all shares of Common and Class A Non-Voting Common shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

     A.   Voting Rights.  Except as otherwise provided in this
Article IV or as otherwise required by applicable law, holders of Common shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation, and the holders of Class A Non-Voting Common shall have no right to vote on any matters to be voted on by the stockholders of the Corporation; provided, however, that the approval of the holders of a majority of the outstanding Class A Non-Voting Common, voting as a separate class, shall be required for any merger or consolidation of the Corporation with or into another entity or entities, any sale of all or substantially all the Corporation's assets, or any recapitalization or reorganization, if, as a result of any of the foregoing, the shares of Class A Non-Voting Common would receive or be exchanged for consideration different on a per share basis than the consideration received with respect to or in exchange for the shares of Common or would otherwise be treated differently from shares of Common in connection with such transaction, except that shares of Class A Non-Voting Common may, without such a separate class vote, receive or be exchanged for non-voting securities which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or exchanged for the Common so long as (i) such non-voting securities are convertible into such voting securities on the same terms as the Class A Non-Voting Common is convertible into Common and (ii) all other consideration is equal on a per share basis.

     B. Dividends. As and when dividends are declared or paid thereon, whether in cash, property or securities of the Corporation, the holders of Common and the holders of Class A Non-Voting Common shall be entitled to participate in such dividends ratably on a per share basis; provided that (i) if dividends are declared which are payable in shares of Common or Class A Non-Voting Common, dividends shall be declared which are payable at the same rate on both classes of stock and the dividends payable in shares of Common shall be payable to holders of that class of stock and the dividends payable in shares of Class A Non-Voting Common shall be payable to holders of that class of stock and
(ii) if the dividends consist of other voting securities of the Corporation, the Corporation shall make available to each holder of Class A Non-Voting Common, at such holder's request, dividends consisting of non-voting securities of the Corporation which are otherwise identical to the voting securities and which are convertible into or exchangeable for such voting securities on the same terms as the Class A Non-Voting Common is convertible into the Common.

     C.   Liquidation.  The holders of the Common and the Class A
Non-Voting Common shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common
Stock in any liquidation, dissolution or winding up of the Corporation.

     D.   Conversion.

          (i) Subject to and upon compliance with the provisions herein, at the option of the holder, shares of Class A Non-Voting Common may, at any time and from to time, be converted into fully paid and nonassessable shares of Common at the rate of one share of Common for each share of Class A Non-Voting Common.

          (ii) Each conversion of shares of Class A Non-Voting Common into shares of Common will be effected by the surrender of the certificate or certificates representing the shares to be converted to the Corporation at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such shares of Class A Non-Voting Common stating that such holder desires to convert the shares, or a stated number of the shares, of such Class A Non-Voting Common represented by such certificate or certificates into shares of Common.
     Such conversion will be deemed to have been effected immediately prior to the close of business on the date of surrender of certificates for conversion in accordance with the foregoing provisions, and at such time the rights of the holder of the converted Class A Non-Voting Common as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares of Common are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common represented thereby from and after such time.

          (iii) Promptly after the surrender of certificates and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (i) the certificate or certificates for the Common issuable upon such conversion and (ii) a certificate representing any Class A Non-Voting Common which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

          (iv) The issuance of certificates for Common upon conversion of Class A Non-Voting Common will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Common.

          (v) The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Common solely for the purpose of issuance upon the conversion of shares of the Class A Non-Voting Common as herein provided, free from preemptive and other subscription rights, such number of shares of Common as shall then be issuable upon the conversion of all outstanding Class A Non-Voting Common. The Corporation shall ensure that all shares of Common which shall be so issuable shall, upon issue, be duly and validly issued and fully paid and nonassessable, and free from all taxes, liens and charges.

          (vi) The Corporation shall take all such actions as may be necessary to assure that all shares of Common Stock may be issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance). If any shares of Common required to be reserved for the purposes of conversion of shares of Class A Non-Voting Common hereunder require registration with or approval of any governmental authority under any federal or state law or regulation, or listing upon any national securities exchange, before such shares may be issued upon conversion, the Corporation will, in good faith and as expeditiously as possible, endeavor to cause such shares to be duly registered, approved or listed, as the case may be. The Corporation shall provide upon request to any holder who proposes to convert shares of Class A Non-Voting Common for shares of Common with any information that may be required concerning the Corporation in any filing or application to be made by such holder to any governmental authority or agency prior to, in connection with, or as a result of such conversion.

          (vii) If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be proportionately subdivided or combined.

          (viii) The Corporation will not close its books against the transfer of Class A Non-Voting Common or of Common issued or issuable upon conversion of Class A Non-Voting Common in any manner which would interfere with the timely conversion of any shares of Class A Non-Voting Common.

     E. Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and, in the case of Class A Non-Voting Common, will represent such number of shares of such class as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof, or other cost incurred by the Corporation in connection with such issuance.

     F. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that, if the holder is a financial institution or other institutional investor, its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     G. Notices. All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

     H. Amendment and Waiver. No amendment or waiver of any provision of this Article IV shall be effective without the prior approval of the holders of a majority of the then outstanding
Class A Non-Voting Common voting as a separate class.

     3. The Preferred Stock may be issued from time to time as herein provided in one or more series. The designations, relative rights, preferences and limitations of the Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or differ from those of any other series. The Board of Directors of the Corporation is hereby expressly granted authority, subject to the provisions of this Article IV, to fix, from time to time before issuance thereof, the number of shares in each series and all designations, relative rights, preferences and limitations of the shares in each such series, including, but without limiting the generality of the foregoing, the following:

     (a) the designation of the series and the number of shares to constitute each series;

     (b) the dividend rate on the shares of each series, any conditions on which and times at which dividends are payable, whether dividends shall be cumulative, and the preference or relation (if any) with respect to such dividends (including possible preferences over dividends on the Common and the Class A Non-Voting Common or any other class or classes);

     (c) whether the series will be redeemable (at the option of the Corporation or the holders of such shares or both, or upon the happening of a specified event) and, if so, the redemption prices and the conditions and times upon which redemption may take place and whether for cash, property or rights, including securities of the Corporation or another Corporation;

     (d) the terms and amount of any sinking, retirement or purchase fund;

     (e) the conversion or exchange rights (at the option of the Corporation or the holders of such shares or both, or upon the happening of a specified event), if any, including the conversion or exchange price and other terms of conversion or exchange;

     (f) the voting rights, if any (other than any voting rights that the Preferred Stock may have as a matter of law);

     (g) any restrictions on the issue or reissue or sale of additional Preferred Stock;

     (h) the rights of the holders upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (including preferences over the Common and the Class A Non-Voting Common or other class or classes or series of stock);

     (i) the preemptive rights, if any, to subscribe to additional issues of stock or securities of the Corporation; and

     (j) such other special rights and privileges, if any, for the benefit of the holders of the Preferred Stock, as shall not be inconsistent with provisions of this Restated Certificate of Incorporation.

     All shares of Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Preferred Stock of all series shall be of equal rank and shall be identical in all respects except that any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations described or referred to in subparagraphs 2(a) to 2(j) inclusive above.

                            ARTICLE V

     1. Notwithstanding anything to the contrary contained in this Restated Certificate of Incorporation, at no time shall shares of capital stock of the Corporation be voted by, or at the direction of, Persons ("Aliens") who are not "Citizens of the United States" as defined in 49 U.S.C. 40102(a)(15), as now in effect or as it may hereafter from time to time be amended ("U.S. Citizens"), unless such shares are registered on the separate stock record maintained by the Corporation for the registration of ownership of Voting Stock, as defined in the Bylaws, by Aliens. The Bylaws may contain provisions to implement this provision.

     2. (a) The Bylaws of the Corporation may make appropriate provisions to effect the requirement of this Article V.

     (b) All certificates representing Common Stock or any other voting stock of the Corporation are subject to the restrictions set forth in this Article V.

     (c) A majority of the directors of the Corporation shall have the exclusive power to determine all matters necessary to determine compliance with this Article V; and the good faith determination of a majority of the directors on such matters shall be conclusive and binding for all the purposes of this
Article V.

     3. (a) The Corporation may by notice in writing (which may be included in the form of proxy or ballot distributed to stockholders of the Corporation in connection with the annual meeting or any special meeting of the Stockholders of the Corporation, or otherwise) require a Person that is a holder of record of equity securities of the Corporation or that the Corporation knows to have, or has reasonable cause to believe has, beneficial ownership of equity securities of the Corporation, to certify in such manner the Corporation shall deem appropriate (including by way of execution of any form of proxy or ballot by such Person) that, to the knowledge of such Person:

          (i) all equity securities of the Corporation as to which such Person has record ownership or beneficial ownership are owned and controlled only by U.S.
     Citizens; or

          (ii) the number and class or series of equity securities of the Corporation owned of record or beneficially owned by such person that are owned or controlled by Aliens are as set forth in such certificate.

     As used herein, "beneficial ownership" and "beneficially owned" refer to beneficial ownership as defined in Rule 13d-3
(without regard to the 60-day provision in paragraph (d)(1)(i) thereof) under the Securities Exchange Act of 1934.

     (b) With respect to any equity securities identified by such Person in response to Section 3(a)(ii) of this Article V, the Corporation may require such Person to provide such further information as the Corporation may reasonably require in order to implement the provisions of this Article V.

     (c) For the purpose of applying the provisions of this
Article V with respect to any equity securities of the Corporation, in the event of the failure of any Person to provide the certificate or other information to which the Corporation is entitled pursuant to this Section 3, the Corporation shall presume that the equity securities in question are owned or controlled by Aliens.

                           ARTICLE VI

     The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of such number of directors as is determined from time to time by resolution adopted by the Board of Directors.

                           ARTICLE VII

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.

                          ARTICLE VIII

     1. Elections of directors need not be written ballot unless the by-laws of the Corporation shall so provide.

     2. Meetings of stockholders may be held at such place either within or without the State of Delaware, as may be designated by or in the manner provided by the by-laws. The books of the Corporation may be kept (subject to any provision contained in the statutes of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

                           ARTICLE IX

     1. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     2. (a) Each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") (including an action by or in the right of the Corporation), by reason of the fact that he is or was serving as a director or officer of the Corporation (or is or was serving at the request of the Corporation in a similar capacity with another entity, including employee benefit plans), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law. This indemnification will cover all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and settlement amounts) reasonably incurred by the director in connection with a proceeding. All such indemnification shall continue as to a director or officer who has ceased to be a director or officer and shall continue to the benefit of such director's or officer's heirs, executors and administrators. Except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such director or officer who initiates a proceeding only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred by this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). If the Delaware General Corporation Law requires, an advancement of expenses incurred by a director or officer in his capacity as a director or officer shall be made only upon delivery to the Corporation of an undertaking by such director or officer to repay all amounts so advanced if it is ultimately determined by final judicial decision that such director or officer is not entitled to be indemnified for such expenses under this Section or otherwise (hereinafter an "undertaking").

     (b) If a claim under paragraph (a) of this Section is not paid in full by the Corporation within ninety days after receipt of a written claim, the director or officer may bring suit against the Corporation to recover the unpaid amount. (In the case of a claim for advancement of expenses, the applicable period will be twenty days.) If successful in any such suit, the director or officer will also be entitled to be paid the expense of prosecuting such suit. In any suit brought by the director or officer to enforce a right to indemnification hereunder (but not in a suit brought by the director or officer to enforce a right to an advancement of expenses), it shall be a defense that the director or officer has not met the applicable standard of conduct under the Delaware General Corporation Law. In any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, it shall be entitled to recover such expenses upon a final adjudication that the director or officer has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Board of Directors of the Corporation to determine prior to the commencement of such suit that the director or officer has met the applicable standard of conduct for indemnification set forth in the Delaware General Corporation Law, nor an actual determination by the Board of Directors of the Corporation that the director or officer has not met such applicable standard of conduct, shall create a presumption that the director or officer has not met the applicable standard of conduct or, in the case of such a suit brought by the director or officer to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the director or officer is not entitled to be indemnified or to such advancement of expenses under this Section or otherwise shall be on the Corporation.

     (c) The rights to indemnification and to the advancement of expenses conferred in this Section will not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or other entity against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person under the Delaware General Corporation Law.

     (e) The Corporation may, if authorized by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the same extent as for directors of the Corporation.

                            ARTICLE X

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the Laws of the State of Delaware and may add additional provisions authorized by such laws as are then in force. All rights conferred upon the directors or stockholders of the Corporation herein or in any amendment hereof are granted subject to this reservation.



     IN WITNESS WHEREOF, the undersigned has executed this Fourth Amended and Restated Certificate of Incorporation on behalf of the Corporation and does hereby verify and affirm, under penalty of perjury, that this Fourth Amended and Restated Certificate of Incorporation is the act and deed of the Corporation and that the facts stated herein are true as of June __, 2001.




________________________________
Richard J. Kennedy
Vice President, General Counsel and Secretary